UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 28, 2015

Jacobs Engineering Group Inc.
(Exact name of Registrant as specified in its charter)

Delaware	1-7463	95-4081636
(State of incorporation)	(SEC File No.)	(IRS Employer identification number)

155 N. Lake Avenue, Pasadena, California	91101
(Address of principal executive offices)	(Zip code)

Registrant's telephone number (including area code): (626) 578-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) On May 28, 2015, the Board of Directors of Jacobs Engineering Group Inc. (the "Company") elected Ms. Dawne S. Hickton as a Class II director of the Company to fill the newly created Board seat referenced below. Ms. Hickton was also appointed to serve as a member of the Audit Committee of the Board of Directors. The Board of Directors, after consideration of all facts and circumstances affirmatively determined that Ms. Hickton is an independent director under the independence standards of the New York Stock Exchange (“NYSE”) and the Company's guidelines for determining independence. The Board also determined that Ms. Hickton is “financially literate” as required by the NYSE listed company manual, as such qualification is interpreted by the Board of Directors in its business judgment. Pursuant to the Company's charter and bylaws, Ms. Hickton will stand for re-election at the Company's 2016 Annual Meeting of Shareholders.
In connection with her election, and pursuant to the terms of the Company's 1999 Outside Director Stock Plan (the "Plan"), Ms. Hickton will receive an award of options to purchase 4,000 shares of the Company's common stock on June 1, 2015 with an exercise price equal to the fair market value of the Company's common stock as provided in the Plan. Ms. Hickton will also receive the standard, annual compensation for the Company's non-management directors. This annual compensation includes (i) a cash retainer in the amount of $88,000 per year, (ii) pursuant to the Plan, an award of 1,500 restricted stock units, and (iii) pursuant to the Plan, an award of options to purchase 3,500 shares of the Company's common stock on the first day of March with an exercise price equal to the fair market value of the Company's common stock as provided in the Plan.
There were no understandings or other agreements or arrangements between Ms. Hickton and any other person pursuant to which Ms. Hickton was elected as a director of the Company.
Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Effective as of May 28, 2015, the Board of Directors amended and restated the Company's bylaws to amend Section 3.02 to provide for an increase in the number of authorized directors from ten to eleven.
The foregoing summary is qualified in its entirety by reference to the complete text of the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1, and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

3.1	Amended and Restated Bylaws dated May 28, 2015

99.1	Press Release dated May 28, 2015 announcing the election of Ms. Dawne S. Hickton to the Company's Board of Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 28, 2015

JACOBS ENGINEERING GROUP INC.

By:	/s/ Kevin C. Berryman
Kevin C. Berryman
Chief Financial Officer

EXHIBIT INDEX

3.1	Amended and Restated Bylaws dated May 28, 2015

99.1	Press Release dated May 28, 2015 announcing the election of Ms. Dawne S. Hickton to the Company's Board of Directors

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